PTC Announces Q2 Results and Initiates Q3 Guidance

NEEDHAM, Mass.— April 27, 2011 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its second fiscal quarter ended April 2, 2011.

Highlights
•	Q2 Results: Revenue of $269.2 million and non-GAAP EPS of $0.26; GAAP EPS of $0.16
o	Non-GAAP operating margin of 15.7%; GAAP operating margin of 9.0%
o	Relative to Q2 guidance ($260 - $270 million in revenue with $0.22 to $0.26 non-GAAP EPS), currency fluctuations did not materially impact results

•	Q3 Guidance: Revenue of $275 to $285 million and non-GAAP EPS of $0.28 to $0.32
o	GAAP EPS of $0.16 to $0.20
o	Assumes $1.45 USD / EURO

•	FY’11 Targets: Revenue of $1,120 to $1,130 million and non-GAAP EPS of $1.20 to $1.25
o	GAAP EPS of $0.73 to $0.78
o	Expecting license revenue growth of 15% to 20%, low- to mid-teens services revenue growth, and high single-digit maintenance revenue growth
o	Non-GAAP operating margin of 17% to 18%; GAAP operating margin of 11% to 12%
o	Assumes $1.45 USD / EURO for H2’11

The Q2 non-GAAP results exclude $9.9 million of stock-based compensation expense, $7.6 million of acquisition- related intangible asset amortization, $0.6 million of acquisition-related expense, and $5.8 million of income tax adjustments.  The Q2 non-GAAP results include a tax rate of 25% and 122 million diluted shares outstanding.  The Q2 GAAP results include a tax rate of 19% and 122 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC had a strong Q2, with revenue and EPS at the high-end of our guidance range.  Our license revenue of $74.2 million was up 15% on a year-over-year basis, and included 40% year-over-year growth in Desktop license revenue.  This was our 5th consecutive quarter of year-over-year improvement in Desktop license revenue and in our Channel business.  Our Enterprise license revenue was down 15% year-over-year, and was significantly impacted by lower than expected Federal, Aerospace & Defense revenue in North America, as well as the dilutive effect of the strong Desktop revenue on PLM sales capacity.  Overall, we delivered 12% total growth compared to the year ago period.”  On a constant currency basis, total growth was 11% and license growth was 13% compared to Q2’10.

“Our momentum in the PLM market continued with the announcement of 3 new strategically important ‘domino’ accounts during Q2,” Heppelmann continued.  “Since 2009, we have won 25 domino accounts and we continue to expect to win a cumulative total of 30 domino accounts by the end of FY’11.  Dominoes represent the largest of many competitive displacement opportunities, and we believe they demonstrate that PTC is gaining share and becoming recognized as the industry leader for both our technology and product development process expertise.”

Heppelmann added, “We had 24 large deals (license + services revenue of more than $1 million) in Q2’11, compared to 22 last quarter and 18 in Q2’10.  We believe this is an indicator of the strength of our pipeline for business opportunities with new and existing customers.  During the quarter we recognized revenue from leading organizations such as ITT Corporation, Liebherr, Bandai Co. Ltd., Target Corporation, Tata Motors Limited, TJX Companies, Toyota Motor Corporation, and Volkswagen.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint we had a very strong quarter; we delivered $0.26 of non-GAAP EPS, up 30% from $0.20 per share in Q2 ‘10.  Our Q2 non-GAAP result includes approximately $3 million of severance expenses related to a strategic reprioritization effort to support our long-term market opportunity in the Automotive vertical.  We delivered $78 million in cash flow from operations during the quarter, and we ended Q2 with $260 million of cash, up from $183 million in Q1.”

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Outlook Commentary
“From a product portfolio perspective, FY’11 is an exciting year,” said Heppelmann.  “We have already launched Mathcad Prime 1.0 and Windchill 10, and will be launching Creo this summer.  In addition, our pending acquisition of MKS, which we expect will close in early June, adds important breadth and depth to an already robust product portfolio, and further extends PTC’s long-term growth opportunity.  Given the market momentum we are experiencing and the extent of our technology leadership position, we remain confident in our ability to achieve our longer-term goal of 20% non-GAAP EPS CAGR through 2014.”

“For Q3, we are providing guidance of $275 to $285 million in revenue with non-GAAP EPS of $0.28 to $0.32, excluding any impact from the acquisition of MKS,” Glidden added.  “From a revenue perspective, we are expecting approximately 15% to 25% year-over-year growth in license revenue in Q3, with our combined services and maintenance businesses up in the low teens, resulting in approximately 15% year-over-year growth in total revenue.  We expect to resume our stock repurchases in Q3, with the goal of repurchasing approximately $55 million in total in FY’11.”  For Q3, the GAAP EPS target is $0.16 to $0.20.

The Q3 guidance assumes a non-GAAP tax rate of 24%, a GAAP tax rate of 20% and 121 million diluted shares outstanding.  The Q3 non-GAAP guidance excludes approximately $11.3 million of stock-based compensation expense, $7.7 million of acquisition-related intangible asset amortization expense, any acquisition-related expenses, and their related income tax effects.

Glidden continued, “Looking to the full year FY’11, we are increasing the low end of our revenue growth target from 10% to 11% growth, or $1,120 million.  The mix of revenue is also changing, with lower license revenue growth being more than offset by stronger and more predictable services and maintenance revenue.  We are now expecting total revenue growth of 11% to 12% driven by license revenue growth of 15% to 20%, low- to mid-teens services revenue growth and high single-digit maintenance revenue growth.  We remain committed to achieving our FY’11 non-GAAP EPS target of $1.20 to $1.25, and will continue to balance investments to support future growth with our commitment to 20% non-GAAP EPS growth.”  For FY’11, the GAAP EPS target is $0.73 to $0.78.

The FY’11 targets assume a non-GAAP tax rate of 24%, a GAAP tax rate of 22% and 121 million diluted shares outstanding.  The FY’11 non-GAAP guidance excludes approximately $44.2 million of stock-based compensation expense, $29.9 million of acquisition-related intangible asset amortization, $0.7 million of foreign currency transaction losses, any acquisition-related expenses ($0.6 million through Q2), and their related income tax effects.

Q2 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q2 Conference Call and Webcast

When:	Thursday, April 28th, 2011 at 8:30 am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on
May 3, 2011 at 1-866-509-3683 or 203-369-1910.  To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

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Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, foreign currency transaction losses related to a litigation resolution, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2011 and other future financial and growth expectations and anticipated tax rates are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that new product releases may be delayed or may not generate the revenue we expect, the possibility that resource constraints could adversely affect our revenue, the possibility that our strategic investments may not generate the growth or revenues we expect, and the possibility that our proposed acquisition of MKS Inc. may not be consummated or that such acquisition may not generate the revenues we expect.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010

Revenue:
License	$74,215	$64,644	$149,688	$139,460
Service	194,974	175,912	386,053	359,525
Total revenue	269,189	240,556	535,741	498,985

Costs and expenses:
Cost of license revenue (1)	6,558	8,232	12,512	16,379
Cost of service revenue (1)	75,213	68,934	155,320	139,458
Sales and marketing (1)	81,163	75,137	165,684	153,735
Research and development (1)	53,051	49,960	104,573	100,650
General and administrative (1)	24,712	22,807	48,196	46,878
Amortization of acquired intangible assets	4,266	3,975	8,120	8,033
Total costs and expenses	244,963	229,045	494,405	465,133

Operating income	24,226	11,511	41,336	33,852
Other expense, net	(822)	(605)	(2,708)	(1,129)
Income before income taxes	23,404	10,906	38,628	32,723
Provision for income taxes	4,387	1,904	6,351	5,858
Net income	$19,017	$9,002	$32,277	$26,865

Earnings per share:
Basic	$0.16	$0.08	$0.27	$0.23
Weighted average shares outstanding	118,194	115,951	117,501	116,104

Diluted	$0.16	$0.08	$0.27	$0.22
Weighted average shares outstanding	121,502	119,856	121,317	120,487

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010
Cost of license revenue	$3	$2	$6	$19
Cost of service revenue	1,583	2,241	3,720	4,821
Sales and marketing	2,350	3,520	4,779	6,594
Research and development	1,749	2,383	4,142	5,042
General and administrative	4,186	4,146	8,251	9,671
Total stock-based compensation	$9,871	$12,292	$20,898	$26,147

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010

GAAP operating income	$24,226	$11,511	$41,336	$33,852
Stock-based compensation	9,871	12,292	20,898	26,147
Amortization of acquired intangible assets
included in cost of license revenue	3,339	4,928	6,702	9,826
Amortization of acquired intangible assets	4,266	3,975	8,120	8,033
Acquisition-related charges included in
general and administrative expenses	608	-	608	-
Non-GAAP operating income (2)	$42,310	$32,706	$77,664	$77,858

GAAP net income	$19,017	$9,002	$32,277	$26,865
Stock-based compensation	9,871	12,292	20,898	26,147
Amortization of acquired intangible assets
included in cost of license revenue	3,339	4,928	6,702	9,826
Amortization of acquired intangible assets	4,266	3,975	8,120	8,033
Acquisition-related charges included in
general and administrative expenses	608	-	608	-
Non-operating foreign currency transaction loss (3)	-	-	722	-
Income tax adjustments (4)	(5,848)	(6,696)	(11,658)	(14,073)
Non-GAAP net income	$31,253	$23,501	$57,669	$56,798

GAAP diluted earnings per share	$0.16	$0.08	$0.27	$0.22
Stock-based compensation	0.08	0.10	0.17	0.22
Income tax adjusments	(0.05)	(0.06)	(0.10)	(0.12)
All other items identified above	0.07	0.08	0.14	0.15
Non-GAAP diluted earnings per share	$0.26	$0.20	$0.48	$0.47

(2)	Operating margin impact of non-GAAP adjustments:

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010
GAAP operating margin	9.0%	4.8%	7.7%	6.8%
Stock-based compensation	3.7%	5.1%	3.9%	5.2%
Amortization of acquired intangibles	2.8%	3.7%	2.8%	3.6%
Acquisition-related charges	0.2%	0.0%	0.1%	0.0%
Non-GAAP operating margin	15.7%	13.6%	14.5%	15.6%

(3)	Reflects foreign currency transaction losses related to a previously announced litigation settlement in Japan.

(4)
Reflects the tax effects of non-GAAP adjustments for the three and six months ended April 2, 2011 and April 3, 2010, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 2,	September 30,
	2011	2010

ASSETS

Cash and cash equivalents	$259,504	$240,253
Accounts receivable, net	178,558	169,281
Property and equipment, net	55,780	58,064
Goodwill and acquired intangibles, net	541,753	546,440
Other assets	311,506	293,026

Total assets	$1,347,101	$1,307,064

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$300,269	$245,840
Other liabilities	243,804	313,920
Stockholders' equity	803,028	747,304

Total liabilities and stockholders' equity	$1,347,101	$1,307,064

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$19,017	$9,002	$32,277	$26,865
Stock-based compensation	9,871	12,292	20,898	26,147
Depreciation and amortization	14,651	15,976	28,720	31,899
Accounts receivable	16,857	4,550	15,899	8,761
Accounts payable and accruals (5)	3,916	2,343	(25,317)	(12,733)
Deferred revenue	34,594	32,440	27,169	16,453
Income taxes	(7,129)	(3,693)	(9,198)	(6,498)
Litigation settlement	-	-	(52,129)	-
Other	(13,501)	(4,962)	(8,081)	(186)
Net cash provided by operating activities	78,276	67,948	30,238	90,708

Capital expenditures	(6,148)	(9,225)	(11,560)	(17,102)
Acquisitions of businesses, net of cash acquired	-	(1,505)	-	(2,087)
Payments on debt	-	(19,720)	-	(19,720)
Repurchases of common stock	-	(40,000)	-	(45,072)
Other investing and financing activities (6)	(778)	(1,460)	(5,452)	(12,901)
Foreign exchange impact on cash	5,239	(4,490)	6,025	(6,256)

Net change in cash and cash equivalents	76,589	(8,452)	19,251	(12,430)
Cash and cash equivalents, beginning of period	182,915	231,144	240,253	235,122
Cash and cash equivalents, end of period	$259,504	$222,692	$259,504	$222,692

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits
(6)
The three months ended April 2, 2011 and April 3, 2010 include $4.8 million and $4.6 million, respectively, for payments of withholding taxes in connection with the vesting of restricted stock units and restricted stock. The six months ended April 2, 2011 and April 3, 2010 include $22.0 million and $20.2 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.